Exhibit 99.2

Nerdy Announces First Quarter 2026 Financial Results

Nerdy delivers revenue above guidance and achieves positive non-GAAP Adjusted EBITDA in Q1 2026, beating guidance on both metrics and driving over 1,500 basis points of margin improvement year-over-year.

St. Louis, May 7, 2026 – Nerdy Inc. (NYSE: NRDY) today announced financial results for the first quarter ended March 31, 2026.

“In the first quarter, we exceeded the top end of our revenue guidance range and delivered positive non-GAAP adjusted EBITDA, both ahead of our guidance. Our non-GAAP adjusted EBITDA margin improved over 1,500 basis points year-over-year, reflecting the operating discipline and efficiency gains we’ve driven across every line of the P&L” said Chuck Cohn, Founder, Chairman and CEO of Nerdy. “We’re building on this momentum in 2026 by improving our Learner and Expert experiences, growing our active member base, and delivering sustainable profitability.”

Please visit the Nerdy investor relations website https://www.nerdy.com/investors to view the Nerdy Q1 Shareholder Letter on the Quarterly Results Page.

First Quarter Financial Highlights:

Revenue Beats Top End of Guidance Range – Revenue of $48.7 million, was above our guidance range of $46 to $48 million, and represented an increase of 2% year-over-year from $47.6 million during the same period in 2025. Revenue increased when compared to the prior year period due to higher Consumer revenue, partially offset by lower Institutional revenue. The increase in Consumer revenue was driven by higher ARPM, which was primarily a result of price increases enacted in February 2025.

Consumer Learning Memberships – First quarter Learning Membership revenue increased 3% year-over-year. Revenue recognized in the first quarter from Learning Memberships was $38.9 million and represented 80% of total Company revenue. The growth was driven by higher ARPM, which was $374 as of March 31, 2026, a 12% increase year-over-year. As of March 31, 2026, there were 36.9 thousand Active Members, a 9% decrease year-over-year. This rate of decline has narrowed sequentially for three consecutive quarters, and we expect to return to positive growth by the end of 2026.

Gross Margin – Gross margin was 66.2% for the three months ended March 31, 2026, compared to a gross margin of 58.0% during the comparable period in 2025. The increase in gross margin was primarily due to the benefit of price increases enacted in February 2025.

Nerdy Again Delivers Positive Adjusted EBITDA, Beating Top End of Guidance Range – Net loss was $6.1 million in the first quarter versus a net loss of $16.2 million during the same period in 2025. Excluding non-cash stock compensation expenses and restructuring costs, which were treated as an adjustment for non-GAAP measures, non-GAAP adjusted net loss was $0.2 million for the first quarter of 2026 compared to a non-GAAP adjusted net loss of $7.9 million in the first quarter of 2025. We reported non-GAAP adjusted EBITDA of positive $1.0 million for the first quarter of 2026, beating our guidance of approximately breakeven. This compares to a non-GAAP adjusted EBITDA loss of $6.4 million in the same period one year ago. Non-GAAP adjusted EBITDA outperformance relative to guidance was driven by revenue outperformance. Non-GAAP adjusted EBITDA outperformance relative to the prior year period was driven by efficiency improvements and strong cost control across every P&L line item and gross profit outperformance as non-GAAP adjusted EBITDA margin improved over 1,500 basis points year-over-year.

Liquidity and Capital Resources – As of March 31, 2026, the Company’s principal sources of liquidity were cash and cash equivalents of $44.7 million. With our cash on hand and the funding available under our term loan, we believe we have ample liquidity to fund operations and growth initiatives, as we execute toward free cash flow positive.

Second Quarter and Full Year 2026 Outlook: Today, we are introducing second quarter guidance and reaffirming full year 2026 guidance.

-	Revenue Guidance: For the second quarter of 2026, we expect revenue in the range of $42-$44 million. For the full year of 2026, we expect revenue in the range of $180-$190 million.

-

Non-GAAP Adjusted EBITDA Guidance: For the second quarter of 2026, we expect non-GAAP adjusted EBITDA to be negative $2 million to breakeven. For the full year of 2026, we expect non-GAAP adjusted EBITDA to be approximately breakeven.

-	Liquidity and Capital Resources: We expect to end the year with $40-45 million of cash, inclusive of the current $20 million funded under the new term loan.

Webcast and Earnings Conference Call

Nerdy’s management will host a conference call to discuss its financial results on Thursday, May 7, 2026 at 5:00 p.m. Eastern Time. Interested parties in the U.S. may listen to the call by dialing 1-833-461-5787. International callers can dial 1-585-542-9983. The Access Code is 397446705. A live webcast of the call will also be available on Nerdy’s investor relations website at https://www.nerdy.com/investors.

About Nerdy Inc.

Nerdy (NYSE: NRDY) operates a next-generation live tutoring and intervention platform that leverages the power of human expertise with advanced artificial intelligence (“AI”) to personalize learning, accelerate student achievement, and empower educators. Our mission is to transform the way people learn through technology. The Company’s purpose-built proprietary platform leverages technology, including AI, to connect learners of all ages to experts, delivering superior value on both sides of the network. Nerdy’s comprehensive learning destination provides learning experiences across thousands of subjects and multiple formats—including Learning Memberships, one-on-one instruction, small group tutoring, large format classes, and adaptive assessments. Nerdy’s flagship business, Varsity Tutors, is one of the nation’s largest platforms for live online tutoring and classes. Its solutions are available directly to students and consumers, as well as through schools and other institutions. Learn more about Nerdy at https://www.nerdy.com.

Contact

Investor Relations

investors@nerdy.com

Forward-looking Statements

All statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic priorities, including those related to revenue and active member growth; enhancing the Learning Membership experience; AI-enabled productivity and operating leverage; the growth of our Institutional business; the sufficiency of our cash to fund future operations; and our anticipated quarterly and full year 2026 outlook; as well as statements that include the words “expect,” “plan,” “believe,” “project,” “will” and “may,” and similar statements of a future or forward-looking nature.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made herein or in connection herewith, including but not limited to, our offerings continue to evolve, which makes it difficult to predict our future financial and operating results; our level of indebtedness, which could adversely affect our financial condition; our operating activities may be restricted as a result of covenants related to our term loan and failure to comply with these covenants could have a material adverse effect on us; our history of net losses and negative operating cash flows, which could require us to need other sources of liquidity; risks associated with our ability to acquire and retain customers, operate, and scale up our Consumer and Institutional businesses; risks associated with our intellectual property, including claims that we infringe on a third-party’s intellectual property rights; risks associated with our classification of some individuals and entities we contract with as independent contractors; risks associated with the liquidity and trading of our securities; risks associated with payments that we may be required to make under the tax receivable agreement; litigation, regulatory and reputational risks arising from the fact that many of our Learners are minors; changes in applicable law or regulation; the possibility of cyber-related incidents and their related impacts on our business and results of operations; risks associated with the development and use of artificial intelligence and related regulatory uncertainty; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and risks associated with managing our growth.

Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 26, 2026, as well as other filings that we may make from time to time with the SEC.